EXHIBIT 10.20

                                Billy Dead, Inc.
                                2312 Lorenzo Dr.
                          Los Angeles, California 90068

                             As of October 15, 2003

Ms. Julie Lynn
Mr. Keith Gordon/Sidetracked Productions, Inc.
Mr. Charles F. Ryan III
Mr. Brett Young
Mr. Peter Fuhrman:

Dear Julie, Keith, Charlie, Brett and Peter:

      This letter confirms our agreement that notwithstanding any provisions to the contrary in your respective employment/consulting or director's agreements (each an "Agreement" and collectively, the "Agreements"), any repurchase by Billy Dead, Inc. (the "Company") of any shares of the Company's common stock held by you, in accordance with the provisions of an Agreement, shall be made at a price equal to the fair market value of such common stock at the time of such repurchase, as determined by the Company's Board of Directors and ratified by a majority of its outside, independent directors. Such determination of the fair market value shall be definitive and conclusive and presumed to have been made in good faith, absent evidence to the contrary of bad faith or fraud, and shall not require the Company, our Board or the independent directors to retain an appraiser or other outside expert to assist in the determination of fair market value. This change shall be deemed to be effective as of the original date of each Agreement, and each of the Agreements is hereby amended to reflect such change.

      In addition, if the section heading in any Agreement relating to the Company's initial issuance of shares of common stock to you is entitled "Contingent Compensation" and also contains provisions relating to your purchase of shares of common stock from the Company, we are hereby clarifying and amending such section heading to read "Stock Purchase; Contingent Compensation". At the time the Agreements were executed, we had agreed, and we confirm to each of you as of the date hereof, that your purchase of shares did not, does not and will not constitute compensation to you from the Company in any respect, contingent or otherwise, for services rendered or to be rendered to the Company. Upon your payment for the shares, you paid full and fair value for those shares. The "contingent compensation" referred to in any such section, rather, relates to any rights you may have to the Company's "Adjusted Gross Receipts", as that term is defined in the applicable Agreement and any exhibit thereto.

      We hope this letter clarifies any ambiguities. If the following accurately reflects our agreement, please sign below where indicated and return a copy to us at your earliest convenience.

                                            Very truly yours,

                                            Billy Dead, INC.


                                            /S/ PETER S. FUHRMAN
                                            --------------------
                                            Peter S. Fuhrman,
                                            Chief Executive Officer


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/S/ JULIE LYNN
--------------
Julie Lynn

/S/ KEITH GORDON
----------------
Keith Gordon


SIDETRACKED PRODUCTIONS, INC.

By: /S/ KEITH GORDON
    --------------------
        Keith Gordon

/S/ CHARLES F. RYAN III
-----------------------
Charles F. Ryan III

/S/ BRETT YOUNG
---------------
Brett Young

/S/ PETER S. FUHRMAN
--------------------
Peter S. Fuhrman


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